Consent of Ernst & Young LLP, Independent Auditors





We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference to the Registration Statement on Form N-14AE and related Prospectus/Proxy Statement of Evergreen Equity Trust (Evergreen CoreStock Fund), of this reference and of our report dated August 12, 1997 on the CoreFunds, Inc. Core Equity Fund.



                                                        /s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 13, 1998






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